Exhibit 99.1

WABCO and ZF Receive Regulatory Clearance in the People’s Republic of China for their Proposed Merger; Announce Expected Closing Date

BERN, SWITZERLAND and FRIEDRICHSHAFEN, GERMANY, May 15, 2020 – WABCO Holdings Inc. (“WABCO”) (NYSE: WBC) and ZF Friedrichshafen AG (“ZF”) today announced that the Chinese State Administration for Market Regulation provided regulatory clearance for their previously announced merger.

All required regulatory approvals have now been received and WABCO and ZF expect to close the merger on May 29, 2020, subject to the satisfaction of all other closing conditions.

About WABCO

WABCO (NYSE: WBC) is the leading global supplier of braking control systems and other advanced technologies that improve the safety, efficiency and connectivity of commercial vehicles. Originating from the Westinghouse Air Brake Company founded nearly 150 years ago, WABCO is powerfully “Mobilizing Vehicle Intelligence” to support the increasingly autonomous, connected and electric future of the commercial vehicle industry. WABCO continues to pioneer innovations to address key technology milestones in autonomous mobility and apply its extensive expertise to integrate the complex control and fail-safe systems required to efficiently and safely govern vehicle dynamics at every stage of a vehicle’s journey – on the highway, in the city and at the depot. Today, leading truck, bus and trailer brands worldwide rely on WABCO’s differentiating technologies. Powered by its vision for accident-free driving and greener transportation solutions, WABCO is also at the forefront of advanced fleet management systems and digital services that contribute to commercial fleet efficiency. In 2019, WABCO reported sales of over $3.4 billion and has almost 14,000 employees in 40 countries. For more information, visit www.wabco-auto.com.

About ZF Friedrichshafen AG

ZF is a global technology company and supplies systems for passenger cars, commercial vehicles and industrial technology, enabling the next generation of mobility. With its comprehensive technology portfolio, the company offers integrated solutions for established vehicle manufacturers, mobility providers and start-up companies in the fields of transportation and mobility. ZF continually enhances its systems in the areas of digital connectivity and automation in order to allow vehicles to see, think and act.

In 2019, ZF achieved sales of €36.5 billion. The company has a global workforce of 148,000 with approximately 240 locations in 41 countries.

For further press information and photos please visit: www.zf.com

WABCO European media contact

Nina Friedmann, +49 69 719 168 171, wabco@klenkhoursch.de

WABCO U.S. media contacts

Kathleen Deveny, +1 212 521 4896, kathy.deveny@kekstcnc.com

Ruth Pachman, +1 212 521 4891, ruth.pachman@kekstcnc.com

WABCO investors and analysts contact

Sean Deason, +1 248 270 9287, investorrelations@wabco-auto.com

Cautionary Statement Regarding Forward-Looking Statements

This document may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the merger. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed Sheppard transaction and the proposed merger (the “transactions”) and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure to consummate the transactions or to make any filing or take other action required to consummate such transactions in a timely matter or at all. The inclusion of such statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that: (1) conditions to the closing of the transactions may not be satisfied or waived on a timely basis or otherwise; (2) a governmental entity or a regulatory body may prohibit, delay or refuse to grant approval for the consummation of the transactions and may require conditions, limitations or restrictions in connection with such approvals that can adversely affect the anticipated benefits of the proposed transactions or cause the parties to abandon the proposed transactions; (3) the transactions may involve unexpected costs, liabilities or delays; (4) the business of the Company may suffer as a result of uncertainty surrounding the transactions or the potential adverse changes to business relationships resulting from the proposed transactions; (5) the Company may be adversely affected by other general industry, economic, business, and/or competitive factors; (6) there may be unforeseen events, changes or other circumstances that could give rise to the termination of the transactions or affect the ability to recognize the benefits of the transactions; (7) risks that the proposed transactions may disrupt current plans and operations and present potential difficulties in employee retention as a result of the transactions; (8) risks related to diverting management’s attention from the Company’s ongoing business operations; (9) there may be other risks to consummation of the transactions, including the risk that the transactions will not be consummated within the expected time period or at all which may affect the Company’s business and the price of the common stock of the Company; and (10) the risks described from time to time in the Company’s reports filed with the SEC under the heading “Risk Factors,” including the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and in other of the Company’s filings with the SEC. These risks, as well as other risks associated with the proposed merger, are more fully discussed in the definitive proxy statement that was filed with the SEC on May 20, 2019 in connection with the proposed merger. There can be no assurance that the transactions will be completed, or if they are completed, that they will close within the anticipated time period or that the expected benefits of the transactions will be realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.